Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 1, 2011, is among Oil States International, Inc., a Delaware corporation (herein called the “Company”), the guarantors party hereto (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”) under the indenture, dated as of June 21, 2005, between the Company and the Trustee (the “Original Indenture,” and as amended and supplemented, including by this Supplemental Indenture, the “Indenture”) relating to the Company’s 2 3/8% Contingent Convertible Senior Notes due 2025 (the “Notes”).
RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS
     The Company, the Subsidiary Guarantors and the Trustee expect to enter into an indenture, dated on or about June 1, 2011 (the “Senior Notes Indenture”), relating to a new series of senior notes of the Company (the “Senior Notes”), pursuant to which the Subsidiary Guarantors will guarantee the Senior Notes.
     Section 10.08 of the Original Indenture obligates the Company to cause certain subsidiaries that provide a guarantee with respect to any Debt Securities issued by the Company to guarantee the Notes by executing a supplemental indenture as provided in such Section.
     Section 8.1(8) of the Original Indenture provides that the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Original Indenture without the consent of any Holder to provide for the Guarantees contemplated hereby.
     This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
     All things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
     To comply with the provisions of the Original Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE ONE
APPLICATION OF SUPPLEMENTAL INDENTURE
Section 1.01 Interpretation.
     Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Original Indenture or any other document. Capitalized terms used, but not defined, herein shall have the meanings assigned to them in the Original Indenture.

Section 1.02 Effect of Supplemental Indenture.
     Each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally guarantees all of the Company’s payment obligations under the Original Indenture and the Securities, on the same basis as the guarantee given by such Subsidiary with respect to the Senior Notes pursuant to Article 10 of the Senior Notes Indenture, subject to the limitations provided herein or in the Original Indenture, in each case to the fullest extent required under Section 10.8 of the Original Indenture (the “Guaranty”).
Section 1.03 Release of the Subsidiary Guarantors.
     If no Event of Default has occurred and be continuing under the Indenture, each Subsidiary Guarantor will be unconditionally released and discharged from its Guaranty:
     (a) upon any sale, exchange or other transfer to any Person that is not an Affiliate of the Company of all of the Company’s direct or indirect Equity Interests in the Subsidiary Guarantor;
     (b) upon the merger of the Subsidiary Guarantor into the Company or any other Guarantor or the liquidation and dissolution of the Subsidiary Guarantor;
     (c) upon the release, repayment or other retirement of all Debt Securities Incurred by the Subsidiary Guarantor, except its Guaranty of the Securities and, in the case of any Subsidiary Guarantor whose Equity Interests are less than 90%-owned by the Company, directly or indirectly, except for any Debt Securities that it has Incurred as the issuer thereof or the primary obligor thereon; or
     (d) at the earlier to occur of a Ratings Event or January 1, 2013.
Section 1.04 Limitations.
     The obligations of the Subsidiary Guarantors under their Guarantees of the Securities will be joint and several, and full and unconditional; however, such obligations shall be limited to the maximum amount that will not result in the obligations of any Subsidiary Guarantor under it Guaranty constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to (1) all other contingent and fixed liabilities of the Subsidiary Guarantor; and (2) any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of Subsidiary Guarantor under its Guaranty.
Section 1.05 Condition Precedent to Effectiveness of Supplemental Indenture.
     The effectiveness of Section 1.02 and 1.03 of this Supplemental Indenture shall be conditioned upon the execution of the Senior Notes Indenture. If the Company notifies the Trustee in writing that the Senior Notes Indenture will not be executed, this Supplemental Indenture shall be null and void.
ARTICLE TWO
MISCELLANEOUS
Section 201. NEW YORK LAW TO GOVERN.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 202. Counterparts.

     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
Section 203. The Trustee.
     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of this 1st day of June 2011.

SUBSIDIARY GUARANTORS: ACUTE TECHNOLOGICAL SERVICES, INC. OIL STATES SKAGIT SMATCO, LLC OIL STATES INDUSTRIES, INC.
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President and Assistant Treasurer

CAPSTAR DRILLING, INC.
CAPSTAR DRILLING LP, L.L.C.
CAPSTAR HOLDING, L.L.C.
GENERAL MARINE LEASING, LLC
OIL STATES ENERGY SERVICES, INC.
SOONER HOLDING COMPANY
SOONER INC.
SOONER PIPE, L.L.C.
SPECIALTY RENTAL TOOLS & SUPPLY, L.L.C.
STINGER WELLHEAD PROTECTION, INCORPORATED
WELL TESTING, INC.

By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President and Treasurer

PTI MARS HOLDCO 1, LLC
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President, Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture]

CAPSTAR DRILLING GP, L.L.C. By: OIL STATES ENERGY SERVICES, INC., its sole member
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President and Treasurer

PTI GROUP USA LLC OIL STATES MANAGEMENT, INC.
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President

COMPANY: OIL STATES INTERNATIONAL, INC.
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Senior Vice President, Chief Financial Officer and Treasurer

TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick Giordano
Authorized Signatory

[Signature Page to Supplemental Indenture]